FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended November 30, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Monthly Financial Data as of and for the period ended November 30, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: December 18, 2008	By: /s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

99.1	Monthly Financial Data as of and for the period ended November 30, 2008	4-5

EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unaudited, Unconsolidated Financial Highlights (Dollars in thousands)

	As of, for the month ended November 30, 2008	As of, for the month ended October 31, 2008	As of, for the month ended November 30, 2007	As of, for the 11 months ended November 30, 2008	As of, for the 11 months ended November 30, 2007

Cash and investment securities	$868,440	$414,789	$392,042
Total mortgage-backed securities	$40,599	$41,093	$46,417
Total assets	$7,822,681	$7,341,935	$7,288,069

LOANS:
Gross loans receivable	$6,665,896	$6,654,258	$6,689,570

Loans funded:
Single family loans	$50,191	$73,656	$38,269	$897,644	$619,398
Multi family loans	44,858	24,727	60,702	502,898	291,697
Commercial & industrial real estate loans	-	1,000	3,160	18,450	18,525
Other loans	193	2,341	6,592	34,210	25,670
Total loans funded	$95,242	$101,724	$108,723	$1,453,202	$955,290
Loans originated for third parties	-	-	1,000	10,343	110,073
Total loans originated	$95,242	$101,724	$109,723	$1,463,545	$1,065,363

Percentage of ARMs originated	33%	20%	42%	11%	52%
Loan repayments:
Single family loans	$18,368	$23,189	$101,606	$496,566	$1,837,155
Multi family & commercial real estate loans	12,246	23,952	49,389	344,651	510,644
Other loans	6,809	3,460	1,817	27,312	42,925
	$37,423	$50,601	$152,812	$868,529	$2,390,724

Loans sold	$-	$-	$-	$1,380	$417,191

Percentage of adjustable rate loans to the total portfolio	71.58%	72.43%	91.58%

Non-performing assets to total assets ratio	7.54%	8.01%	2.34%

Delinquent loans:
Non-accrual loans	$465,660	$458,577	$148,369
Single family loans 30-59 days delinquent	$120,259	$114,389	$74,698
Single family loans 60-89 days delinquent	$91,819	$81,355	$5,726

BORROWINGS:
Federal Home Loan Bank advances	$2,300,000	$2,105,000	$2,041,000
Reverse repurchase agreements	$-	$-	$120,000
Federal Reserve Bank borrowings	$25,000	$25,000	$-

DEPOSITS:
Retail deposits	$3,063,629	$3,009,514	$3,115,018
Wholesale deposits	1,747,307	1,507,488	1,145,397
	$4,810,936	$4,517,002	$4,260,415

Net increase (decrease) in deposits	$293,934	$178,783	$(121,549)	$641,988	$(1,641,703)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended November 30, 2008	As of, for the month ended October 31, 2008	As of, for the month ended November 30, 2007	As of, for the 11 months ended November 30, 2008	As of, for the 11 months ended November 30, 2007
Yield on loans	5.67%	5.67%	7.60%	6.11%	7.92%
Yield on investments	3.10%	4.61%	5.44%	4.72%	5.49%
Yield on earning assets	5.37%	5.58%	7.46%	6.01%	7.77%
Cost of deposits	3.22%	3.19%	4.26%	3.40%	4.40%
Cost of borrowings	3.11%	3.30%	5.20%	3.76%	5.35%
Cost of money	3.18%	3.23%	4.57%	3.54%	4.69%
Earnings spread	2.19%	2.35%	2.89%	2.47%	3.08%
Effective net spread	2.24%	2.40%	3.25%	2.63%	3.49%